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                                                                   EXHIBIT 23(A)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of McDonald's Corporation for the registration of $500,000,000 Debt Securities and to the incorporation by reference therein of our report dated January 26, 1995, with respect to the consolidated financial statements of McDonald's Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young

Chicago, Illinois
July 7, 1995